Exhibit 99.1

Entravision Communications Corporation Receives NYSE Notice Regarding Late Form 10-K Filing

SANTA MONICA, Calif., April 9, 2019 -- Entravision Communications Corporation (NYSE: EVC) (“Entravision” or the “Company”), a diversified global media and advertising technology company serving Latino consumers, today announced that on April 3, 2019 it received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual, because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (its “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) on or prior to the due date thereof or by the extended filing due date provided by Rule 12b-25. Such notices are routinely issued by the NYSE when there are late filings with the SEC. The NYSE informed the Company that, under the NYSE’s rules, the Company has six months from April 2, 2019 to file its Form 10-K with the SEC.

As previously disclosed by the Company in its Form 12b-25 filed with the SEC on March 18, 2019, as a result of the Company’s expanding business operations and geographical scope, including related to the acquisition of Headway and other digital businesses, the Company experienced unexpected delays in its completion of the audit of its financial statements for the year ended December 31, 2018.

The Company continues to work diligently to complete its audit and Form 10-K and does not currently anticipate this delay will be lengthy.  The Company intends to file its Form 10-K and report its financial results for the fourth quarter and fiscal year ended December 31, 2018 as soon as practicable.

About Entravision Communications Corporation

Entravision is a diversified global media, advertising technology and data analytics company that reaches and engages Latino consumers in the U.S. and other markets primarily including Mexico, Latin America and Spain. Entravision's portfolio includes digital media properties and advertising technology platforms that deliver performance-based solutions and data insights, along with 55 television stations and 49 radio stations.  Entravision's digital and technology businesses include Headway, a leading global provider of mobile, programmatic, data and performance digital marketing solutions, as well as Pulpo Media, the top-ranked online advertising platform in connecting businesses with U.S. Latinos. Entravision is the largest affiliate group of both the Univision and UniMás television networks, and its Spanish-language radio stations feature its nationally recognized talent. Entravision also operates Entravision Solutions, a national sales and marketing organization representing over 300 owned and affiliated radio stations, radio networks and digital media platforms, and Headway's audio advertising platform, AudioEngage. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC. Learn more at: www.entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including without limitation the Company’s current expectations and intentions with respect to the filing of its Form 10-K. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, including the length of time that may be required for the Company to complete the audit and file the Form 10-K, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the SEC.

For more information, please contact:

Christopher T. Young  Mike Smargiassi/Brad Edwards

Chief Financial Officer  The Plunkett Group

Entravision Communications Corporation212-739-6724

310-447-3870